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                                                                   EXHIBIT 21.01



                 SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
                              AS OF MARCH 10, 1997


         NAME OF SUBSIDIARY                                             PERCENT OWNED
         ------------------                                             -------------
American Stone Company, a North Carolina corporation                          50%*

Bahama Rock Limited, a Bahamas corporation                                   100%

Bayou Mining, Inc., a Louisiana corporation                                  100%

Central Rock Company, a North Carolina corporation                           100%

Kaser Corporation, an Iowa corporation                                        50%

Martin Marietta Magnesia Specialties Inc., a
         Delaware corporation                                                100%

Martin Marietta Materials Canada Limited, a                                  100%
         Nova Scotia, Canada corporation

Martin Marietta Materials de Mexico, S.A. de C.V., a
         Mexican corporation                                                 100%**





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 *  Central Rock Company, a wholly-owned subsidiary of the Company, owns a
    50% interest in American Stone Company.
** Martin Marietta Materials de Mexico, S.A. de C.V. is owned by Martin Marietta Magnesia Specialties Inc. (99%) and Martin Marietta Materials, Inc. (1%)




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